Exhibit 99.1

FOR IMMEDIATE RELEASE:
October 19, 2022

M&T BANK CORPORATION ANNOUNCES THIRD QUARTER RESULTS

BUFFALO, NEW YORK -- M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for the quarter ended September 30, 2022.

GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) were $3.53 in the third quarter of 2022, compared with $3.69 in the year-earlier quarter and $1.08 in the second quarter of 2022. GAAP-basis net income was $647 million in the recent quarter, $495 million in the third quarter of 2021 and $218 million in the second 2022 quarter. GAAP-basis net income expressed as an annualized rate of return on average assets was 1.28% in each of the third quarters of 2022 and 2021, and .42% in the second quarter of 2022. That net income produced a return on average common shareholders' equity of 10.43% in the recent quarter, 12.16% in the similar 2021 period and 3.21% in the second quarter of 2022. The results reflect non-operating merger-related expenses associated with the acquisition of People's United Financial, Inc. ("People's United") of $53 million ($39 million after-tax effect, or $0.22 of diluted earnings per common share) in the recent quarter, compared with $9 million ($7 million after-tax effect, or $.05 of diluted earnings per common share) in the year-earlier quarter and $465 million ($346 million after-tax effect, or $1.94 of diluted earnings per share) in the second quarter of 2022.

Darren J. King, Chief Financial Officer, commenting on M&T’s results noted, "We are pleased with the recent quarter gains in net operating income which are up 21% from the second quarter and 39% year over year. That improvement reflects increases in taxable-equivalent net interest income of 19% and 74%, coupled with low credit losses and well-controlled expenses. We are excited to continue our integration work to build a preeminent commercial bank across the eastern United States and are committed to the success of the consumers, small businesses and communities across our expanded footprint."

Earnings Highlights

				Change 3Q22 vs.
($ in millions, except per share data)	3Q22	3Q21	2Q22	3Q21	2Q22

Net income	$647	$495	$218	31%	197%
Net income available to common shareholders ̶ diluted	$621	$476	$192	30%	223%
Diluted earnings per common share	$3.53	$3.69	$1.08	-4%	227%
Annualized return on average assets	1.28%	1.28%	.42%
Annualized return on average common equity	10.43%	12.16%	3.21%

For the first nine months of 2022, diluted earnings per common share were $7.14, compared with $10.43 in the year-earlier period. GAAP-basis net income was $1.23 billion and $1.40 billion in the first three quarters of

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2022 and 2021, respectively. Expressed as an annualized rate of return on average assets and average common shareholders’ equity, GAAP-basis net income in the nine-month period ended September 30, 2022 was .87% and 7.24%, respectively, compared with 1.24% and 11.76%, respectively, in the similar 2021 period.

Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill and core deposit and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T (when incurred), since such items are considered by management to be “nonoperating” in nature. The amounts of such “nonoperating” expenses are presented in the tables that accompany this release.

Merger-related expenses generally consist of professional services and other temporary help fees associated with actual or planned conversions of systems and/or integration of operations, costs related to terminations of existing contractual arrangements to purchase various services, severance and travel costs. Reflected in merger-related expenses in the second quarter of 2022 was a provision for credit losses of $242 million. GAAP requires that acquired loans be recorded at estimated fair value, which includes the use of interest rate and expected credit loss assumptions to forecast estimated cash flows. GAAP also provides that an allowance for credit losses on loans acquired, but not classified as purchased credit deteriorated ("PCD") also be recognized. Accordingly, M&T recorded a $242 million provision related to such loans obtained in the People's United acquisition. Given the requirement to recognize such losses above and beyond the impact of forecasted losses used in determining the fair value of acquired loans, M&T considers that provision to be a merger-related expense. Although "net operating income" as defined by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of acquisition activity in reported results.

Diluted net operating earnings per common share were $3.83 in the third quarter of 2022, compared with $3.76 in the year-earlier quarter and $3.10 in the second quarter of 2022. Net operating income aggregated $700 million in the recent quarter, $504 million in the third quarter of 2021 and $578 million in 2022’s second quarter. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders' equity, net operating income in the third quarter of 2022 was 1.44% and 17.89%, respectively, 1.34% and 17.54%, respectively, in the similar quarter of 2021 and 1.16% and 14.41%, respectively, in the second quarter of 2022.

Diluted net operating earnings per common share in the first nine months of 2022 totaled $9.78, compared with $10.61 in the similar 2021 period. Net operating income during the first nine months of 2022 was $1.65 billion, up from $1.42 billion in the nine-month period ended September 30, 2021. Net operating income expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity was 1.23% and 15.13%, respectively, in the initial nine months of 2022, compared with 1.30% and 17.10%, respectively, in the similar 2021 period.

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Taxable-equivalent Net Interest Income. Taxable-equivalent net interest income totaled $1.69 billion in the recent quarter, up from $971 million in the third quarter of 2021 and $1.42 billion in the second quarter of 2022. The increase compared with the earlier quarters reflects a higher net interest margin and, additionally, when compared with the year-earlier quarter, the impact of earning assets obtained in the acquisition of People’s United. Average earning assets totaled $182.4 billion in the recent quarter, compared with $140.4 billion in the third quarter of 2021 and $189.8 billion in the second quarter of 2022. Average loans outstanding were $127.5 billion in the third quarter of 2022, compared with $95.3 billion in the year earlier quarter and $127.6 billion in the second quarter of 2022. The higher average balances of both earnings assets and loans outstanding in the second and third quarters of 2022 compared with the third quarter of 2021 reflect the impact of additional earning assets obtained in the acquisition of People's United. Reflecting the impact of rising interest rates, the net interest margin increased to 3.68% in the third quarter of 2022, up from 2.74% in the corresponding quarter of 2021 and 3.01% in the second quarter of 2022.

Taxable-equivalent Net Interest Income

				Change 3Q22 vs.
($ in millions)	3Q22	3Q21	2Q22	3Q21	2Q22

Average earning assets	$182,382	$140,420	$189,755	30%	-4%
Net interest income ̶ taxable-equivalent	$1,691	$971	$1,422	74%	19%
Net interest margin	3.68%	2.74%	3.01%

Provision for Credit Losses/Asset Quality. The provision for credit losses was $115 million in the third quarter of 2022 and $302 million in the second quarter of 2022, compared with a $20 million recapture of provision in the third quarter of 2021. Included in the second quarter of 2022 was a $242 million provision, recorded in accordance with GAAP, related to loans obtained in the People’s United acquisition that were considered non-PCD. GAAP provides that an allowance for credit losses on such loans be recorded beyond the recognition of the fair value of the loans at the acquisition date. In addition to that merger-related provision, M&T recorded a provision for credit losses of $60 million in the second quarter of 2022. Net loan charge-offs were $63 million in the third quarter of 2022, $40 million in the third quarter of 2021 and $50 million in 2022’s second quarter. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .20% and .17% in the third quarters of 2022 and 2021, respectively, and .16% in the second quarter of 2022.

Loans classified as nonaccrual totaled $2.43 billion at September 30, 2022, compared with $2.24 billion at September 30, 2021 and $2.63 billion at June 30, 2022. The balance of nonaccrual loans at the end of the two most recent quarters as compared with September 30, 2021 reflects loans obtained in the acquisition of People’s United. Nonaccrual loans as a percentage of total loans were 1.89% at September 30, 2022, improved from 2.40% a year earlier and 2.05% at June 30, 2022. Assets taken in foreclosure of defaulted loans were $37 million at September 30, 2022, $25 million a year earlier and $29 million at June 30, 2022.

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Allowance for Credit Losses. M&T regularly performs comprehensive analyses of its loan portfolios and assesses forecasted economic conditions for purposes of determining the adequacy of the allowance for credit losses. As a result of those procedures, the allowance for credit losses totaled $1.88 billion or 1.46% of loans outstanding at September 30, 2022 compared with $1.52 billion or 1.62% of loans outstanding at September 30, 2021 and $1.82 billion or 1.42% at June 30, 2022. The acquisition of People’s United loans and leases resulted in a $341 million increase in the allowance for credit losses as of April 1, 2022, including $99 million related to PCD loans and $242 million related to non-PCD loans. Including the impact of the acquisition, M&T’s allowance for credit losses was $1.81 billion on April 1, 2022, or 1.42% of then outstanding loans. The higher allowance for credit losses as a percentage of outstanding loans at the recent quarter end as compared with June 30, 2022 reflects a modestly less optimistic macroeconomic forecast.

Asset Quality Metrics
				Change 3Q22 vs.
($ in millions)	3Q22	3Q21	2Q22	3Q21	2Q22

At end of quarter
Nonaccrual loans	$2,429	$2,242	$2,633	8%	-8%
Real estate and other foreclosed assets	$37	$25	$29	49%	29%
Total nonperforming assets	$2,466	$2,267	$2,662	9%	-7%
Accruing loans past due 90 days or more (1)	$477	$1,026	$524	-54%	-9%
Nonaccrual loans as % of loans outstanding	1.89%	2.40%	2.05%

Allowance for credit losses	$1,876	$1,515	$1,824	24%	3%
Allowance for credit losses as % of loans outstanding	1.46%	1.62%	1.42%

For the period
Provision for credit losses	$115	$(20)	$302	—	-62%
Net charge-offs (2)	$63	$40	$50	58%	27%
Net charge-offs as % of average loans (annualized) (2)	.20%	.17%	.16%

(1)
Predominantly government-guaranteed residential real estate loans.
(2)
For the quarter-ended June 30, 2022, net charge-offs and related data do not reflect $33 million of charge-offs related to PCD acquired loans.

Noninterest Income and Expense. Noninterest income totaled $563 million in the third quarter of 2022, compared with $569 million in the year-earlier quarter. Trust income, service charges on deposit accounts and credit-related fees included in other revenues from operations all increased reflecting the acquisition of People's United, but were offset by a decline in mortgage banking revenues resulting from M&T’s decision to retain recently originated mortgage loans in portfolio rather than sell such loans. Noninterest income was $571 million in this year’s second quarter. The comparative decline in the recent quarter was predominantly the result of lower service charges on deposit accounts and trust income, offset by higher credit-related fees.

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M&T BANK CORPORATION

Noninterest Income

				Change 3Q22 vs.
($ in millions)	3Q22	3Q21	2Q22	3Q21	2Q22

Mortgage banking revenues	$83	$160	$83	-48%	—
Service charges on deposit accounts	115	105	124	9%	-7%
Trust income	187	157	190	19%	-2%
Brokerage services income	21	20	24	3%	-13%
Trading account and non-hedging derivative gains	5	6	2	-9%	122%
Gain (loss) on bank investment securities	(1)	—	—	—	—
Other revenues from operations	153	121	148	27%	4%
Total	$563	$569	$571	-1%	-1%

Noninterest expense totaled $1.28 billion in the third quarter of 2022, compared with $899 million in the similar quarter of 2021 and $1.40 billion in the second quarter of 2022. Excluding expenses considered to be nonoperating in nature, such as amortization of core deposit and other intangible assets and merger-related expenses, noninterest operating expenses were $1.21 billion in the recent quarter, $888 million in the third quarter of 2021 and $1.16 billion in 2022’s second quarter. The most significant factor for the higher level of operating expenses in the recent quarter as compared with the year-earlier quarter was the impact of operations obtained in the People’s United acquisition. Compared with the second quarter of 2022, the $46 million increase in operating expenses in 2022's third quarter predominantly resulted from a $32 million rise in salaries and benefits expenses attributable to an additional pay day in the third quarter and M&T's continued investment in its talent base through salaries and incentive compensation.

Noninterest Expense

				Change 3Q22 vs.
($ in millions)	3Q22	3Q21	2Q22	3Q21	2Q22

Salaries and employee benefits	$736	$510	$776	44%	-5%
Equipment and net occupancy	127	81	125	57%	2%
Outside data processing and software	95	73	94	31%	1%
FDIC assessments	28	19	22	49%	24%
Advertising and marketing	21	15	21	41%	4%
Printing, postage and supplies	15	8	16	87%	-5%
Amortization of core deposit and other intangible assets	18	3	18	571%	—
Other costs of operations	239	190	331	25%	-28%
Total	$1,279	$899	$1,403	42%	-9%

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues. M&T's efficiency ratio was 53.6% in the third quarter of 2022, 57.7% in the year-earlier quarter and 58.3% in the second quarter of 2022.

Balance Sheet. M&T had total assets of $198.0 billion at September 30, 2022, compared with $151.9 billion and $204.0 billion at September 30, 2021 and June 30, 2022, respectively. Loans and leases, net of unearned discount, were $128.2 billion at September 30, 2022, compared with $93.6 billion at September 30, 2021 and

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$128.5 billion at June 30, 2022. The higher level of loans and leases at the recent quarter-end and June 30, 2022 as compared with September 30, 2021 is largely a reflection of balances associated with the acquisition of People’s United. Also reflective of that acquisition, total deposits were $163.8 billion at the recent quarter-end and $170.4 billion at June 30, 2022, compared with $128.7 billion at September 30, 2021.

Total shareholders' equity was $25.3 billion or 12.76% of total assets at September 30, 2022, $17.5 billion or 11.54% at September 30, 2021 and $25.8 billion or 12.64% at June 30, 2022. Common shareholders' equity was $23.2 billion, or $134.45 per share, at September 30, 2022, compared with $15.8 billion, or $122.60 per share, a year-earlier and $23.8 billion, or $135.16 per share, at June 30, 2022. Tangible equity per common share was $84.28 at September 30, 2022, $86.88 at September 30, 2021 and $85.78 at June 30, 2022. In the calculation of tangible equity per common share, common shareholders' equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances. M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under regulatory capital rules was approximately 10.7% at September 30, 2022, compared with 10.9% three months earlier and 11.1% at September 30, 2021.

In accordance with its capital plan, M&T repurchased 3,282,449 shares of its common stock during the recent quarter at an average cost per share of $182.79 resulting in a total cost of $600 million.

Conference Call. Investors will have an opportunity to listen to M&T's conference call to discuss third quarter financial results today at 11:00 a.m. Eastern Time. Those wishing to participate in the call may dial (800) 225-9448. International participants, using any applicable international calling codes, may dial (203) 518-9708. Callers should reference M&T Bank Corporation or the conference ID #MTBQ322. The conference call will be webcast live through M&T's website at https://ir.mtb.com/events-presentations. A replay of the call will be available through Wednesday October 26, 2022 by calling (800) 688-7339, or (402) 220-1347 for international participants. No conference ID is required. The event will also be archived and available by 3:00 p.m. today on M&T's website at https://ir.mtb.com/events-presentations.

About M&T. M&T is a financial holding company headquartered in Buffalo, New York. M&T's principal banking subsidiary, M&T Bank, provides banking products and services in 12 states across the eastern U.S. from Maine to Virginia and Washington, D.C. Trust-related services are provided in select markets in the U.S. and abroad by M&T's Wilmington Trust-affiliated companies and by M&T Bank. For more information on M&T Bank, visit www.mtb.com.

Forward-Looking Statements. This news release and related conference call may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the SEC. Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions.

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Statements regarding the potential effects of events or factors specific to the Company and/or the financial industry as a whole, as well as national and global events generally, on the Company's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond the Company's control. As described further below, statements regarding M&T's expectations or predictions regarding the acquisition of People's United are also forward-looking statements, including statements regarding the expected financial results, prospects, targets, goals and outlook.

Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions ("future factors") which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Examples of future factors include: the impact of the People's United acquisition (as described in the next paragraph); economic conditions including inflation and supply chain issues; the impact of international conflicts or other events; the impact of the COVID-19 pandemic; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation and/or regulations affecting the financial services industry or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; containing costs and expenses; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

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M&T BANK CORPORATION

In addition, future factors related to the acquisition of People's United include, among others: the outcome of any legal proceedings that may be instituted against M&T or its subsidiaries; the possibility that the anticipated benefits of the transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where the Company does business; diversion of management's attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships; the Company's success in executing its business plans and strategies and managing the risks involved in the foregoing; the business, economic and political conditions in the markets in which the Company operates; and other factors that may affect future results of the Company.

Future factors related to the acquisition also include risks, such as, among others: that there could be an adverse effect on the Company's ability to retain customers and retain or hire key personnel and maintain relationships with customers; that integration efforts may be more difficult or time-consuming than anticipated, including in areas such as sales force, cost containment, asset realization, systems integration and other key strategies; that profitability following the combination may be lower than expected including for possible reasons such as lower than expected revenues or higher or unexpected costs, charges or expenses resulting from the transaction; unforeseen risks that may exist; and other factors that may affect future results of the Company.

These are representative of the future factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other future factors.

M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2021, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date made, and M&T does not assume any duty and does not undertake to update forward-looking statements.

INVESTOR CONTACT:	Brian Klock
(716) 842-5138

MEDIA CONTACT:	Maya Dillon
(646) 735-1958

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M&T BANK CORPORATION

Financial Highlights

	Three months ended			Nine months ended
	September 30			September 30
Amounts in thousands, except per share	2022	2021	Change	2022	2021	Change
Performance
Net income	$646,596	495,460	31%	$1,226,292	1,400,778	-12%
Net income available to common shareholders	620,554	475,961	30%	1,152,406	1,342,812	-14%
Per common share:
Basic earnings	$3.55	3.70	-4%	$7.18	10.44	-31%
Diluted earnings	3.53	3.69	-4%	7.14	10.43	-32%
Cash dividends	$1.20	1.10	9%	$3.60	3.30	9%
Common shares outstanding:
Average - diluted (1)	175,682	128,844	36%	161,295	128,786	25%
Period end (2)	172,900	128,699	34%	172,900	128,699	34%
Return on (annualized):
Average total assets	1.28%	1.28%		.87%	1.24%
Average common shareholders' equity	10.43%	12.16%		7.24%	11.76%
Taxable-equivalent net interest income	$1,690,518	970,953	74%	$4,020,369	2,902,154	39%
Yield on average earning assets	3.90%	2.82%		3.30%	2.91%
Cost of interest-bearing liabilities	.41%	.14%		.27%	.15%
Net interest spread	3.49%	2.68%		3.03%	2.76%
Contribution of interest-free funds	.19%	.06%		.12%	.07%
Net interest margin	3.68%	2.74%		3.15%	2.83%
Net charge-offs to average total net loans (annualized)	.20%	.17%		.14%	.22%
Net operating results (3)
Net operating income	$700,030	504,030	39%	$1,653,651	1,424,361	16%
Diluted net operating earnings per common share	3.83	3.76	2%	9.78	10.61	-8%
Return on (annualized):
Average tangible assets	1.44%	1.34%		1.23%	1.30%
Average tangible common equity	17.89%	17.54%		15.13%	17.10%
Efficiency ratio	53.6%	57.7%		58.1%	58.8%

	At September 30
Loan quality	2022	2021	Change
Nonaccrual loans	$2,429,326	2,242,263	8%
Real estate and other foreclosed assets	37,031	24,786	49%
Total nonperforming assets	$2,466,357	2,267,049	9%
Accruing loans past due 90 days or more (4)	$476,503	1,026,080	-54%
Government guaranteed loans included in totals above:
Nonaccrual loans	$44,797	47,358	-5%
Accruing loans past due 90 days or more	423,371	947,091	-55%
Renegotiated loans	$356,797	242,955	47%
Nonaccrual loans to total net loans	1.89%	2.40%
Allowance for credit losses to total loans	1.46%	1.62%

(1) Includes common stock equivalents.

(2) Includes common stock issuable under deferred compensation plans.

(3) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 16.

(4) Predominantly residential real estate loans.

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Financial Highlights, Five Quarter Trend

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Amounts in thousands, except per share	2022	2022	2022	2021	2021
Performance
Net income	$646,596	217,522	362,174	457,968	495,460
Net income available to common shareholders	620,554	192,236	339,590	434,171	475,961
Per common share:
Basic earnings	$3.55	1.08	2.63	3.37	3.70
Diluted earnings	3.53	1.08	2.62	3.37	3.69
Cash dividends	$1.20	1.20	1.20	1.20	1.10
Common shares outstanding:
Average - diluted (1)	175,682	178,277	129,416	128,888	128,844
Period end (2)	172,900	175,969	129,080	128,705	128,699
Return on (annualized):
Average total assets	1.28%	.42%	.97%	1.15%	1.28%
Average common shareholders' equity	10.43%	3.21%	8.55%	10.91%	12.16%
Taxable-equivalent net interest income	$1,690,518	1,422,443	907,408	937,356	970,953
Yield on average earning assets	3.90%	3.12%	2.72%	2.64%	2.82%
Cost of interest-bearing liabilities	.41%	.20%	.13%	.12%	.14%
Net interest spread	3.49%	2.92%	2.59%	2.52%	2.68%
Contribution of interest-free funds	.19%	.09%	.06%	.06%	.06%
Net interest margin	3.68%	3.01%	2.65%	2.58%	2.74%
Net charge-offs to average total net loans (annualized)	.20%	.16%	.03%	.13%	.17%
Net operating results (3)
Net operating income	$700,030	577,622	375,999	475,477	504,030
Diluted net operating earnings per common share	3.83	3.10	2.73	3.50	3.76
Return on (annualized):
Average tangible assets	1.44%	1.16%	1.04%	1.23%	1.34%
Average tangible common equity	17.89%	14.41%	12.44%	15.98%	17.54%
Efficiency ratio	53.6%	58.3%	64.9%	59.7%	57.7%

	September 30,	June 30,	March 31,	December 31,	September 30,
Loan quality	2022	2022	2022	2021	2021
Nonaccrual loans	$2,429,326	2,633,005	2,134,231	2,060,083	2,242,263
Real estate and other foreclosed assets	37,031	28,692	23,524	23,901	24,786
Total nonperforming assets	$2,466,357	2,661,697	2,157,755	2,083,984	2,267,049
Accruing loans past due 90 days or more (4)	$476,503	523,662	776,751	963,399	1,026,080
Government guaranteed loans included in totals above:
Nonaccrual loans	$44,797	46,937	46,151	51,429	47,358
Accruing loans past due 90 days or more	423,371	467,834	689,831	927,788	947,091
Renegotiated loans	$356,797	276,584	242,108	230,408	242,955
Nonaccrual loans to total net loans	1.89%	2.05%	2.32%	2.22%	2.40%
Allowance for credit losses to total loans	1.46%	1.42%	1.60%	1.58%	1.62%

(1) Includes common stock equivalents.

(2) Includes common stock issuable under deferred compensation plans.

(3) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.

(4) Predominantly residential real estate loans.

11-11-11-11-11

M&T BANK CORPORATION

Condensed Consolidated Statement of Income

	Three months ended			Nine months ended
	September 30			September 30
Dollars in thousands	2022	2021	Change	2022	2021	Change
Interest income	$1,781,513	992,946	79%	$4,174,911	2,980,266	40%
Interest expense	102,822	25,696	300	180,329	89,281	102
Net interest income	1,678,691	967,250	74	3,994,582	2,890,985	38
Provision for credit losses	115,000	(20,000)	—	427,000	(60,000)	—
Net interest income after provision for credit losses	1,563,691	987,250	58	3,567,582	2,950,985	21
Other income
Mortgage banking revenues	83,041	159,995	-48	275,115	432,062	-36
Service charges on deposit accounts	115,213	105,426	9	340,890	296,721	15
Trust income	186,577	156,876	19	545,874	475,889	15
Brokerage services income	21,086	20,490	3	65,414	43,868	49
Trading account and non-hedging derivative gains	5,081	5,563	-9	12,743	18,349	-31
Gain (loss) on bank investment securities	(1,108)	291	—	(1,913)	(22,646)	—
Other revenues from operations	153,189	120,485	27	436,943	344,114	27
Total other income	563,079	569,126	-1	1,675,066	1,588,357	5
Other expense
Salaries and employee benefits	736,354	510,422	44	2,090,075	1,530,634	37
Equipment and net occupancy	127,117	80,738	57	337,584	244,057	38
Outside data processing and software	95,068	72,782	31	268,607	213,025	26
FDIC assessments	28,105	18,810	49	66,266	50,874	30
Advertising and marketing	21,398	15,208	41	58,057	43,200	34
Printing, postage and supplies	14,768	7,917	87	40,488	28,367	43
Amortization of core deposit and other intangible assets	18,384	2,738	571	38,024	8,213	363
Other costs of operations	238,059	190,719	25	743,047	565,753	31
Total other expense	1,279,253	899,334	42	3,642,148	2,684,123	36
Income before income taxes	847,517	657,042	29	1,600,500	1,855,219	-14
Applicable income taxes	200,921	161,582	24	374,208	454,441	-18
Net income	$646,596	495,460	31%	$1,226,292	1,400,778	-12%

12-12-12-12-12

M&T BANK CORPORATION

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Dollars in thousands	2022	2022	2022	2021	2021
Interest income	$1,781,513	1,465,142	928,256	958,518	992,946
Interest expense	102,822	53,425	24,082	24,725	25,696
Net interest income	1,678,691	1,411,717	904,174	933,793	967,250
Provision for credit losses	115,000	302,000	10,000	(15,000)	(20,000)
Net interest income after provision for credit losses	1,563,691	1,109,717	894,174	948,793	987,250
Other income
Mortgage banking revenues	83,041	82,926	109,148	139,267	159,995
Service charges on deposit accounts	115,213	124,170	101,507	105,392	105,426
Trust income	186,577	190,084	169,213	168,827	156,876
Brokerage services income	21,086	24,138	20,190	18,923	20,490
Trading account and non-hedging derivative gains	5,081	2,293	5,369	6,027	5,563
Gain (loss) on bank investment securities	(1,108)	(62)	(743)	1,426	291
Other revenues from operations	153,189	147,551	136,203	138,775	120,485
Total other income	563,079	571,100	540,887	578,637	569,126
Other expense
Salaries and employee benefits	736,354	776,201	577,520	515,043	510,422
Equipment and net occupancy	127,117	124,655	85,812	82,641	80,738
Outside data processing and software	95,068	93,820	79,719	78,814	72,782
FDIC assessments	28,105	22,585	15,576	18,830	18,810
Advertising and marketing	21,398	20,635	16,024	21,228	15,208
Printing, postage and supplies	14,768	15,570	10,150	8,140	7,917
Amortization of core deposit and other intangible assets	18,384	18,384	1,256	1,954	2,738
Other costs of operations	238,059	331,304	173,684	200,850	190,719
Total other expense	1,279,253	1,403,154	959,741	927,500	899,334
Income before income taxes	847,517	277,663	475,320	599,930	657,042
Applicable income taxes	200,921	60,141	113,146	141,962	161,582
Net income	$646,596	217,522	362,174	457,968	495,460

13-13-13-13-13

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	September 30
Dollars in thousands	2022	2021	Change
ASSETS
Cash and due from banks	$2,255,810	1,479,712	52%
Interest-bearing deposits at banks	25,391,528	38,445,788	-34
Trading account	129,672	50,920	155
Investment securities	24,603,765	6,447,622	282
Loans and leases:
Commercial, financial, etc.	38,807,949	22,514,940	72
Real estate - commercial	46,138,665	37,023,952	25
Real estate - consumer	23,074,280	16,209,354	42
Consumer	20,204,693	17,834,648	13
Total loans and leases, net of unearned discount	128,225,587	93,582,894	37
Less: allowance for credit losses	1,875,591	1,515,024	24
Net loans and leases	126,349,996	92,067,870	37
Goodwill	8,501,357	4,593,112	85
Core deposit and other intangible assets	226,974	5,952	—
Other assets	10,496,377	8,810,218	19
Total assets	$197,955,479	151,901,194	30%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$73,023,271	56,542,309	29%
Interest-bearing deposits	90,822,117	72,158,987	26
Total deposits	163,845,388	128,701,296	27
Short-term borrowings	917,806	103,548	786
Accrued interest and other liabilities	4,476,456	2,067,188	117
Long-term borrowings	3,459,336	3,500,391	-1
Total liabilities	172,698,986	134,372,423	29
Shareholders' equity:
Preferred	2,010,600	1,750,000	15
Common	23,245,893	15,778,771	47
Total shareholders' equity	25,256,493	17,528,771	44
Total liabilities and shareholders' equity	$197,955,479	151,901,194	30%

14-14-14-14-14

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

	September 30,	June 30,	March 31,	December 31,	September 30,
Dollars in thousands	2022	2022	2022	2021	2021
ASSETS
Cash and due from banks	$2,255,810	1,688,274	1,411,460	1,337,577	1,479,712
Interest-bearing deposits at banks	25,391,528	33,437,454	36,025,382	41,872,304	38,445,788
Federal funds sold and agreements to resell securities	—	250,250	—	—	—
Trading account	129,672	133,855	46,854	49,745	50,920
Investment securities	24,603,765	22,801,717	9,356,832	7,155,860	6,447,622
Loans and leases:
Commercial, financial, etc.	38,807,949	39,108,676	23,496,017	23,473,324	22,514,940
Real estate - commercial	46,138,665	46,795,139	34,553,558	35,389,730	37,023,952
Real estate - consumer	23,074,280	22,767,107	15,595,879	16,074,445	16,209,354
Consumer	20,204,693	19,815,198	18,162,938	17,974,953	17,834,648
Total loans and leases, net of unearned discount	128,225,587	128,486,120	91,808,392	92,912,452	93,582,894
Less: allowance for credit losses	1,875,591	1,823,790	1,472,359	1,469,226	1,515,024
Net loans and leases	126,349,996	126,662,330	90,336,033	91,443,226	92,067,870
Goodwill	8,501,357	8,501,357	4,593,112	4,593,112	4,593,112
Core deposit and other intangible assets	226,974	245,358	2,742	3,998	5,952
Other assets	10,496,377	10,312,294	8,091,137	8,651,338	8,810,218
Total assets	$197,955,479	204,032,889	149,863,552	155,107,160	151,901,194

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$73,023,271	72,375,515	58,520,366	60,131,480	56,542,309
Interest-bearing deposits	90,822,117	97,982,881	67,798,347	71,411,929	72,158,987
Total deposits	163,845,388	170,358,396	126,318,713	131,543,409	128,701,296
Short-term borrowings	917,806	1,119,321	50,307	47,046	103,548
Accrued interest and other liabilities	4,476,456	3,743,278	2,174,925	2,127,931	2,067,188
Long-term borrowings	3,459,336	3,017,363	3,443,587	3,485,369	3,500,391
Total liabilities	172,698,986	178,238,358	131,987,532	137,203,755	134,372,423
Shareholders' equity:
Preferred	2,010,600	2,010,600	1,750,000	1,750,000	1,750,000
Common	23,245,893	23,783,931	16,126,020	16,153,405	15,778,771
Total shareholders' equity	25,256,493	25,794,531	17,876,020	17,903,405	17,528,771
Total liabilities and shareholders' equity	$197,955,479	204,032,889	149,863,552	155,107,160	151,901,194

15-15-15-15-15

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance		Nine months ended
	September 30,		September 30,		June 30,		September 30, 2022 from		September 30,				Change
Dollars in millions	2022		2021		2022		September 30,	June 30,	2022		2021		in
	Balance	Rate	Balance	Rate	Balance	Rate	2021	2022	Balance	Rate	Balance	Rate	balance
ASSETS
Interest-bearing deposits at banks	$30,752	2.23%	39,036	.15%	39,386	.82%	-21%	-22%	$36,248	1.00%	32,969	.12%	10%
Federal funds sold and agreements to resell securities	29	.55	—	.47	250	.41	100	-88	93	.42	223	.12	-58
Trading account	131	1.78	51	2.71	136	.59	157	-4	105	1.24	50	1.97	111
Investment securities	23,945	2.62	6,019	2.19	22,384	2.55	298	7	18,077	2.51	6,276	2.23	188
Loans and leases, net of unearned discount
Commercial, financial, etc.	38,321	4.87	23,730	3.96	37,818	3.96	61	1	33,203	4.24	26,155	3.57	27
Real estate - commercial	46,282	4.49	37,547	3.87	47,227	3.87	23	-2	42,864	4.09	37,525	3.98	14
Real estate - consumer	22,962	3.84	16,379	3.59	22,761	3.64	40	1	20,557	3.69	16,932	3.56	21
Consumer	19,960	4.76	17,658	4.34	19,793	4.26	13	1	19,267	4.43	17,134	4.47	12
Total loans and leases, net	127,525	4.55	95,314	3.95	127,599	3.94	34	—	115,891	4.14	97,746	3.91	19
Total earning assets	182,382	3.90	140,420	2.82	189,755	3.12	30	-4	170,414	3.30	137,264	2.91	24
Goodwill	8,501		4,593		8,501		85	—	7,214		4,593		57
Core deposit and other intangible assets	236		7		254		—	-7	165		10		—
Other assets	10,012		9,017		10,355		11	-3	9,602		9,100		6
Total assets	$201,131		154,037		208,865		31%	-4%	$187,395		150,967		24%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking deposits	$89,360	.31	70,976	.04	95,149	.12	26%	-6%	$84,006	.16	71,000	.05	18%
Time deposits	5,050	.09	3,061	.46	5,480	.09	65	-8	4,401	.11	3,381	.62	30
Deposits at Cayman Islands office	—	—	—	—	—	—	—	—	—	—	242	.11	-100
Total interest-bearing deposits	94,410	.29	74,037	.06	100,629	.12	28	-6	88,407	.16	74,623	.08	18
Short-term borrowings	913	1.16	91	.01	1,126	1.22	—	-19	701	1.16	72	.01	—
Long-term borrowings	3,281	3.67	3,431	1.75	3,282	2.55	-4	—	3,335	2.69	3,569	1.76	-7
Total interest-bearing liabilities	98,604	.41	77,559	.14	105,037	.20	27	-6	92,443	.27	78,264	.15	18
Noninterest-bearing deposits	72,861		57,218		74,054		27	-2	68,406		53,864		27
Other liabilities	4,001		2,151		3,684		86	9	3,301		2,167		52
Total liabilities	175,466		136,928		182,775		28	-4	164,150		134,295		22
Shareholders' equity	25,665		17,109		26,090		50	-2	23,245		16,672		39
Total liabilities and shareholders' equity	$201,131		154,037		208,865		31%	-4%	$187,395		150,967		24%

Net interest spread		3.49		2.68		2.92				3.03		2.76
Contribution of interest-free funds		.19		.06		.09				.12		.07
Net interest margin		3.68%		2.74%		3.01%				3.15%		2.83%

16-16-16-16-16

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended		Nine months ended
	September 30		September 30
	2022	2021	2022	2021
Income statement data
In thousands, except per share
Net income
Net income	$646,596	495,460	1,226,292	1,400,778
Amortization of core deposit and other intangible assets (1)	14,141	2,028	29,212	6,085
Merger-related expenses (1)	39,293	6,542	398,147	17,498
Net operating income	$700,030	504,030	1,653,651	1,424,361

Earnings per common share
Diluted earnings per common share	$3.53	3.69	7.14	10.43
Amortization of core deposit and other intangible assets (1)	.08	.02	.18	.05
Merger-related expenses (1)	.22	.05	2.46	.13
Diluted net operating earnings per common share	$3.83	3.76	9.78	10.61

Other expense
Other expense	$1,279,253	899,334	3,642,148	2,684,123
Amortization of core deposit and other intangible assets	(18,384)	(2,738)	(38,024)	(8,213)
Merger-related expenses	(53,027)	(8,826)	(293,208)	(22,670)
Noninterest operating expense	$1,207,842	887,770	3,310,916	2,653,240
Merger-related expenses
Salaries and employee benefits	$13,094	60	98,480	64
Equipment and net occupancy	2,106	1	4,415	1
Outside data processing and software	2,277	625	3,245	869
Advertising and marketing	2,177	505	4,004	529
Printing, postage and supplies	651	730	3,833	2,779
Other costs of operations	32,722	6,905	179,231	18,428
Other expense	53,027	8,826	293,208	22,670
Provision for credit losses	—	—	242,000	—
Total	$53,027	$8,826	$535,208	$22,670
Efficiency ratio
Noninterest operating expense (numerator)	$1,207,842	887,770	3,310,916	2,653,240
Taxable-equivalent net interest income	$1,690,518	970,953	4,020,369	2,902,154
Other income	563,079	569,126	1,675,066	1,588,357
Less: Gain (loss) on bank investment securities	(1,108)	291	(1,913)	(22,646)
Denominator	$2,254,705	1,539,788	5,697,348	4,513,157
Efficiency ratio	53.6%	57.7%	58.1%	58.8%
Balance sheet data
In millions
Average assets
Average assets	$201,131	154,037	187,395	150,967
Goodwill	(8,501)	(4,593)	(7,214)	(4,593)
Core deposit and other intangible assets	(236)	(7)	(165)	(10)
Deferred taxes	56	2	38	2
Average tangible assets	$192,450	149,439	180,054	146,366
Average common equity
Average total equity	$25,665	17,109	23,245	16,672
Preferred stock	(2,011)	(1,495)	(1,925)	(1,332)
Average common equity	23,654	15,614	21,320	15,340
Goodwill	(8,501)	(4,593)	(7,214)	(4,593)
Core deposit and other intangible assets	(236)	(7)	(165)	(10)
Deferred taxes	56	2	38	2
Average tangible common equity	$14,973	11,016	13,979	10,739
At end of quarter
Total assets
Total assets	$197,955	151,901
Goodwill	(8,501)	(4,593)
Core deposit and other intangible assets	(227)	(6)
Deferred taxes	54	2
Total tangible assets	$189,281	147,304
Total common equity
Total equity	$25,256	17,529
Preferred stock	(2,011)	(1,750)
Common equity	23,245	15,779
Goodwill	(8,501)	(4,593)
Core deposit and other intangible assets	(227)	(6)
Deferred taxes	54	2
Total tangible common equity	$14,571	11,182

(1) After any related tax effect.

17-17-17-17-17

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Income statement data
In thousands, except per share
Net income
Net income	$646,596	217,522	362,174	457,968	495,460
Amortization of core deposit and other intangible assets (1)	14,141	14,138	933	1,447	2,028
Merger-related expenses (1)	39,293	345,962	12,892	16,062	6,542
Net operating income	$700,030	577,622	375,999	475,477	504,030

Earnings per common share
Diluted earnings per common share	$3.53	1.08	2.62	3.37	3.69
Amortization of core deposit and other intangible assets (1)	.08	.08	.01	.01	.02
Merger-related expenses (1)	.22	1.94	.10	.12	.05
Diluted net operating earnings per common share	$3.83	3.10	2.73	3.50	3.76

Other expense
Other expense	$1,279,253	1,403,154	959,741	927,500	899,334
Amortization of core deposit and other intangible assets	(18,384)	(18,384)	(1,256)	(1,954)	(2,738)
Merger-related expenses	(53,027)	(222,809)	(17,372)	(21,190)	(8,826)
Noninterest operating expense	$1,207,842	1,161,961	941,113	904,356	887,770
Merger-related expenses
Salaries and employee benefits	$13,094	85,299	87	112	60
Equipment and net occupancy	2,106	502	1,807	340	1
Outside data processing and software	2,277	716	252	250	625
Advertising and marketing	2,177	1,199	628	337	505
Printing, postage and supplies	651	2,460	722	186	730
Other costs of operations	32,722	132,633	13,876	19,965	6,905
Other expense	53,027	222,809	17,372	21,190	8,826
Provision for credit losses	—	242,000	—	—	—
Total	$53,027	464,809	17,372	21,190	8,826
Efficiency ratio
Noninterest operating expense (numerator)	$1,207,842	1,161,961	941,113	904,356	887,770
Taxable-equivalent net interest income	$1,690,518	1,422,443	907,408	937,356	970,953
Other income	563,079	571,100	540,887	578,637	569,126
Less: Gain (loss) on bank investment securities	(1,108)	(62)	(743)	1,426	291
Denominator	$2,254,705	1,993,605	1,449,038	1,514,567	1,539,788
Efficiency ratio	53.6%	58.3%	64.9%	59.7%	57.7%
Balance sheet data
In millions
Average assets
Average assets	$201,131	208,865	151,648	157,722	154,037
Goodwill	(8,501)	(8,501)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(236)	(254)	(3)	(5)	(7)
Deferred taxes	56	60	1	1	2
Average tangible assets	$192,450	200,170	147,053	153,125	149,439
Average common equity
Average total equity	$25,665	26,090	17,894	17,613	17,109
Preferred stock	(2,011)	(2,011)	(1,750)	(1,750)	(1,495)
Average common equity	23,654	24,079	16,144	15,863	15,614
Goodwill	(8,501)	(8,501)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(236)	(254)	(3)	(5)	(7)
Deferred taxes	56	60	1	1	2
Average tangible common equity	$14,973	15,384	11,549	11,266	11,016
At end of quarter
Total assets
Total assets	$197,955	204,033	149,864	155,107	151,901
Goodwill	(8,501)	(8,501)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(227)	(245)	(3)	(4)	(6)
Deferred taxes	54	57	1	1	2
Total tangible assets	$189,281	195,344	145,269	150,511	147,304
Total common equity
Total equity	$25,256	25,795	17,876	17,903	17,529
Preferred stock	(2,011)	(2,011)	(1,750)	(1,750)	(1,750)
Common equity	23,245	23,784	16,126	16,153	15,779
Goodwill	(8,501)	(8,501)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(227)	(245)	(3)	(4)	(6)
Deferred taxes	54	57	1	1	2
Total tangible common equity	$14,571	15,095	11,531	11,557	11,182

(1) After any related tax effect.